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                          GREENWICH ACQUISITION CORP.
                          a wholly-owned subsidiary of
                        WALLACE COMPUTER SERVICES, INC.

                         Has Increased The Price Of Its
                           Offer To Purchase For Cash
                     All Outstanding Shares Of Common Stock
                                       of

                            GRAPHIC INDUSTRIES, INC.
                                       to
                              $21.75 NET PER SHARE
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  THE OFFER HAS NOT BEEN EXTENDED. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
 AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, OCTOBER 31, 1997, UNLESS THE
                               OFFER IS EXTENDED.
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                                                                October 17, 1997

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     We have been appointed by Greenwich Acquisition Corp., a Georgia corporation (the "Offeror") and a wholly owned subsidiary of Wallace Computer Services, Inc., a Delaware corporation ("Parent"), to act as Dealer Manager in connection with the Offeror's offer to purchase all outstanding shares of common stock, $.10 par value per share (the "Shares"), of Graphic Industries, Inc., a Georgia corporation (the "Company"), at a purchase price of $21.75 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 3, 1997 (the "Offer to Purchase"), as amended and supplemented by the Supplement thereto, dated October 17, 1997 (the "Supplement"), and in the related revised Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). The Offer is being made in connection with the Amended and Restated Agreement and Plan of Merger, dated as of October 12, 1997, among Parent, the Offeror and the Company (the "Merger Agreement") which amended and restated the Agreement and Plan of Merger, dated as of September 28, 1997, among Parent, the Offeror and the Company. Holders of Shares whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1. The Supplement dated October 17, 1997.

          2. The revised Letter of Transmittal to tender Shares for your use and for the information of your clients.

          3. A letter to stockholders of the Company from Mark C. Pope III, the Chairman, President and Chief Executive Officer of the Company, together with Amendment No. 1 to the Solicitation/ Recommendation Statement on
     Schedule 14D-9 filed with the Securities and Exchange Commission by the Company and mailed to the stockholders of the Company, recommending that the Company's stockholders accept the Offer and tender their Shares pursuant to the Offer.
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          4. The revised Notice of Guaranteed Delivery for Shares to be used to accept the Offer if neither of the two procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis.

          5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

          6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

          7. A return envelope addressed to SunTrust Bank, Atlanta, as the Depositary.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, OCTOBER 31, 1997, UNLESS THE OFFER IS EXTENDED.

     Please note the following:

          1. The tender price is $21.75 per Share, net to the seller in cash without interest.

          2. The Offer is being made for all of the outstanding Shares.

          3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, October 31, 1997, unless the Offer is extended.

          4. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares that, together with the Shares and Class B Shares (as defined in the Supplement) subject to the Option (as defined in the Supplement) contained in the Stockholder Agreement (as defined in the Supplement) (to the extent not then tendered in the Offer), would constitute a majority of the Shares and Class B Shares that in the aggregate are outstanding, determined on a fully diluted basis for all outstanding stock options, the Convertible Debentures (as defined in the Supplement), other securities convertible into Shares or Class B Shares and any other rights to acquire Shares or Class B Shares. The Offer is also subject to the other terms and conditions contained in the Offer to Purchase and the Supplement.

          5. Tendering stockholders will not be obligated to pay brokerage fees or commissions imposed by Parent or the Offeror or, except as set forth in Instruction 6 of the revised Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

     In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (either the original Letter of Transmittal previously circulated with the Offer to Purchase or the revised Letter of Transmittal circulated with the Supplement may be used) (or a manually signed facsimile thereof) and any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) or other required documents should be sent to the Depositary and (ii) Certificates representing the tendered Shares on a timely Book-Entry Confirmation (as defined in the Offer to Purchase) should be delivered to the Depositary in accordance with the instructions set forth in the Offer.

     If holders of Shares wish to tender, but it is impracticable for them to forward their Certificates or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date, a tender must be effected by following the guaranteed delivery procedures specified in Section 3 of the Offer to Purchase. Stockholders desiring to tender pursuant to the procedure for guaranteed delivery set forth in Section 3 of the Offer to Purchase may use the original Notice of Guaranteed Delivery previously circulated with the Offer to Purchase or the revised Notice of Guaranteed Delivery circulated with the Supplement.

     None of the Offeror, Parent nor any officer, director, stockholder, agent or other representative of the Offeror or Parent will pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager, the Depositary and the Information Agent as described in the Offer to Purchase) for soliciting

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tenders of Shares pursuant to the Offer. The Offeror will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Offeror will pay or cause to be paid any transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the revised Letter of Transmittal.

     Any inquiries you may have with respect to the Offer should be addressed to Morrow & Co., Inc., the Information Agent for the Offer, 909 Third Avenue, 20th Floor, New York, New York 10022, (212) 754-8000, or Smith Barney Inc., the Dealer Manager for the Offer, at 388 Greenwich Street, New York, New York 10013,
(212) 816-2592.

     Requests for copies of the enclosed materials may be directed to the Information Agent at the above address and telephone number.

                                          Very truly yours,

                                          SMITH BARNEY INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF PARENT, THE OFFEROR, THE DEPOSITARY, THE INFORMATION AGENT, THE DEALER MANAGER OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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